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                                                                    EXHIBIT 99.1


                Certification Pursuant to 18 U.S.C. Section 1350,
                       as Adopted Pursuant to Section 906
                        of the Sarbanes-Oxley Act Of 2002


     In connection with the Annual Report of PRG-Schultz International, Inc. (the "Company") on Form 10-K for the year ending December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, John M. Cook, Chairman of the Board and Chief Executive Officer of the Company and I, Donald E. Ellis, Jr., Chief Financial Officer and Treasurer of the Company, certify pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that to the best of the undersigned's knowledge: (1) the Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


March 17, 2003                                 /s/ JOHN M. COOK
                                    ------------------------------------------
                                                  John M. Cook
                                         Chairman of the Board and Chief
                                                Executive Officer
                                          (Principal Executive Officer)


March 17, 2003                              /s/ DONALD E. ELLIS, JR.
                                    ------------------------------------------
                                              Donald E. Ellis, Jr.
                                     Executive Vice President-Finance, Chief
                                         Financial Officer and Treasurer
                                          (Principal Financial Officer)


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